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                                                                   EXHIBIT 10.19


                              KPMG CONSULTING, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                  1. Purpose. The purpose of the KPMG Consulting, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of KPMG Consulting, Inc., a Delaware corporation (the "Company"), and its Affiliates (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at below-market prices. The Company intends to use reasonable efforts to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company does not undertake or represent that the Plan complies or will continue to comply with Section 423 of the Code. In addition, this Plan authorizes the grant of options and issuances of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations or with respect to particular entities. For purposes of the Plan, the term "Affiliate" shall mean (i) any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Section 424(f) of the Code (a "Subsidiary"); and (ii) any other entity in which the Company has an equity interest or with which the Company has a significant business relationship. Furthermore, "Designated Affiliate" shall mean any Affiliate which has been designated by the Committee as eligible to participate in the Plan with respect to its employees.

                  2. Eligibility.

                     (a) Eligible Employee. For any Offering Period (as defined in Section 4) participation in the Plan shall be open to each employee of the Company or any Designated Affiliate whose customary employment is for at least 20 hours per week as of the first day of any such Offering Period (hereinafter, an "Eligible Employee"). No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of the relevant Offering Period. For purposes of the Plan, the term "employee" shall not include any individual who performs services for the Company or any Designated Affiliate pursuant to an agreement (written or oral) that classifies such individual's relationship with the Company or any Designated Affiliate as other than a common law employee of the Company or any Designated Affiliate, regardless of whether such individual is at any time determined to be a common law employee of the Company or any Designated Affiliate.

                     (b) Limitations. Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder to the extent that (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (including any stock attributable to such employee under Section 424(d) of the Code); or (ii) such right would permit such employee rights to purchase Common Stock under all employee stock purchase plans, which qualify under Section 423 of the Code, of the Company and its Affiliates to accrue at a rate which exceeds $25,000 or such other amount as may be



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specified under Section 423 of the Code of fair market value of such stock (as determined on the first day of the Offering Period (as defined in Section 4) for any calendar year during which such right is outstanding at any time. The determination of the accrual of the right to purchase Common Stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

                      (c) Rights and Privileges. All Eligible Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code; provided, however, that Eligible Employees participating in a sub-plan adopted pursuant to Section 16 hereof which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Eligible Employees participating in the Section 423 Plan. The Committee (as defined in Section 12) may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

                  3. Effective Date of Plan. The Plan shall become effective on the date of the commencement of the initial public offering of the Company's Common Stock (the "Effective Date"). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board of Directors (the "Board") of the Company, it has been adopted by the shareholders of the Company at a duly-called meeting of such shareholders.

                  4.  Offering Periods and Purchase Periods.


                      (a) Offering Periods. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the twenty-four-month periods commencing on each February 1 and August 1. The first Offering Period, however, shall commence on the Effective Date and end on January 31, 2003. The Committee, in its discretion, may change the ending date to coincide with the last day of a calendar month so long as the first Offering Period does not exceed twenty-five months.

                      (b) Purchase Periods. While the Plan is in effect, two Purchase Periods shall commence in each calendar year. The Purchase Periods shall consist of the six-month periods commencing February 1 and August 1. The initial Purchase Period, however, shall commence on the Effective Date, or as soon thereafter as is administratively feasible. The Committee, in its discretion, may shorten or lengthen the initial Purchase Period.

                      (c) Participation. Each participant shall be granted a separate right to purchase Common Stock for each Offering Period in which such participant participates. The right shall be granted on the first day of the Offering Period and shall be exercised automatically in successive installments on the last day of each Purchase Period (the "Exercise Date") within such Offering Period. An Eligible Employee may participate in only one Offering Period at a time.

                      (d) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 6, the applicable Offering Period shall be determined as follows:


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                                    (i)     Once a participant is enrolled in
         the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Section 8 or (C) re-enrollment for a subsequent Offering Period under Subsection (ii) or
         (iii) below.

                                    (ii)    In the event that the Fair Market
         Value of the Common Stock on the first day of the Offering Period for which the participant is enrolled is higher than on the first day of any subsequent Offering Period, the participant shall automatically be re-enrolled for such subsequent Offering Period.

                                    (iii)   Any other provision of the Plan
         notwithstanding, the Committee, in its discretion, may determine prior to the commencement of any new Offering Period that all participants shall be re-enrolled for such new Offering Period.

                                    (iv)    When a participant reaches the end
         of an Offering Period but his or her participation is to continue, then such participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

                  5.       Basis of Participation.

                           (a)      Payroll Deduction.  Subject to compliance
with applicable rules prescribed by the Committee, each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Offering Period which begins on or after such employee has become an Eligible Employee, provided, however, that for the first Offering Period under the Plan, each Eligible Employee with respect to such Offering Period shall be entitled to enroll as of the date prescribed by the Committee.

                                    To enroll in the Plan, an Eligible Employee
shall make a request to the Company or its designated agent, at the time and in the manner prescribed by the Committee, specifying the amount of payroll deduction to be applied to the compensation paid to the employee by the employee's employer while the employee is a participant in the Plan. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage of a participant's compensation, unless otherwise determined by the Committee to be a whole dollar amount, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the participant's compensation (before withholding or other deductions) paid to him or her during the Offering Period by the Company or any of the Designated Affiliates. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Offering Period following the day the Company or its designated agent receives such request, provided, however, that for the first Offering Period under the Plan, the request shall be effective as of the payroll period prescribed by the Committee.

                                    Payroll deductions (and any other amount
paid under the Plan) shall be made for each participant in accordance with such participant's request until such participant's participation in the Plan terminates, such participant makes a new request that


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changes the amount of payroll deductions, the participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided.

                                    A participant may change the amount of his
or her payroll deduction effective as of the first day of any Offering Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. The Committee may establish rules limiting the frequency with which participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan. Except to the extent otherwise determined by the Committee, a participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Offering Period, except that a participant may elect to suspend his or her participation in the Plan as provided in Section 8.

                                    Payroll deductions for each participant
shall be credited to a purchase account established and maintained on behalf of the participant on the books of the participant's employer or such employer's designated agent (a "Purchase Account"). On each Exercise Date, the amount in each participant's Purchase Account will be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for the Purchase Period ending on such Exercise Date. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant except where otherwise required by local law as determined by the Committee. Unless otherwise specified by the Committee, payroll deductions made with respect to employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Exercise Date.

                           (b)      Other Methods of Participation. The
Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

                  6. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for a Purchase Period included in an Offering Period shall be (a) in the case of the first Offering Period, the lesser of 85% of the initial public offering price of a share of Common Stock and 85% of the fair market value of a share of Common Stock on the Exercise Date within such Purchase Period and (b) in the case of any Offering Period subsequent to the first Offering Period, the lesser of 85% of the fair market value of a share of Common Stock on the first day of such Offering Period and 85% of the fair market value of a share of Common Stock on the Exercise Date within such Purchase Period. If such sum results in a fraction of one tenth of one cent, the Purchase Price shall be increased to the next higher tenth of one cent. For purposes of the Plan, the fair market value of a share of Common Stock on a given day shall be the last sale price of a share of Common Stock as reported on the Nasdaq National Market on the


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date as of which such value is being determined, or, if the Common Stock is listed on a national securities exchange, the last sale price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transactions for such date, on the next preceding date for which transactions are reported, provided, however, that the fair market value of a share of Common Stock on the first day of the first Offering Period under the Plan shall be the price at which shares of Common Stock are first offered to the public. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.

                  7. Purchase Accounts and Certificates. The Common Stock purchased on an Exercise Date by each participant shall be posted to such participant's Purchase Account as soon as practicable after, and credited to such participant's Purchase Account as of, such Exercise Date. Except as provided in Section 8 and Section 9, a participant will be issued his or her shares when his or her participation in the Plan is terminated, the Plan is terminated or upon request, but, in the last case, only in denominations of at least 25 shares.

                  After the close of each Purchase Period, information will be made available to each participant regarding the entries made to such participant's Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price. In the event that the maximum number of shares of Common Stock are purchased by the participant for the Offering Period and cash remains credited to the participant's Purchase Account, such cash shall be delivered as soon as practicable to such participant. For purposes of the preceding sentence, the maximum number of shares of Common Stock that may be purchased by a participant for a Offering Period shall be determined under
Section 2.

                  The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Company. The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.

                  8. Suspension or Termination of Participation. A participant may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation during the Offering Period for which such suspension is to be effective.

                  Upon any suspension of participation, the participant's payroll deductions shall cease and the cash credited to such participant's Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. A participant who


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elects to suspend participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described in Section 5 hereof.

                  If the participant dies, terminates employment with the Company or the Designated Affiliate for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant's Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be without interest (except where required by local law) and certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share held for such participant's benefit shall be issued to him or her. The cash equivalent for any fractional share held for the benefit of a participant shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the day immediately preceding such election to receive such shares determined as provided in Section 6. Whether a termination of employment has occurred shall be determined by the Committee. The Committee also may establish rules regarding when leaves of absence or change of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Affiliates.

                  9. Termination or Amendment of the Plan. The Plan shall terminate on June 30, 2026 unless earlier terminated by action of the Board or the Committee, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

                  Such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available Common Stock among all participants.

                  The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall
(a) materially adversely affect any purchase rights outstanding under the Plan during the Offering Periods in which such amendment is to be effected, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of the Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of the Offering Period containing such Purchase Period and 85% of such fair market value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under Section 423 of the Code.

                  Upon termination of the Plan, the number of full shares of Common Stock held for each participant's benefit shall be issued as soon as practicable to such participant and the cash equivalent of any fractional share so held determined as provided in Section 8, and, except as otherwise provided in Section 15, the cash, if any, credited to such participant's Purchase Account, shall be distributed as soon as practicable to such participant.


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                  10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant and any attempted transfer shall be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 8.

                  11. Shareholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until he or she shall acquire Common Stock as herein provided.

                  12. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board consisting of two or more members of the Board (the "Committee"). In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(iii) designate which Affiliates will participate in the Plan; and (iv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including by way of illustration the adoption of sub-plans applicable to specified Affiliates or locations or the delegation of any of its power and authority to one or more individuals. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company or its Affiliates, any participant and any other employee of the Company or its Affiliates. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

                  Except as otherwise provided in Section 2 above, the Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

                  13. Maximum Number of Shares. Subject to adjustment as hereinafter set forth, the maximum number of shares of Common Stock that may be purchased under the Plan is 19 million shares, plus an annual increase on the first day of each of the Company's fiscal years beginning July 1, 2001 and ending June 30, 2026 equal to the lesser of (i) 30 million shares, (ii) three percent (3%) of the shares outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board or the Committee. Common Stock sold hereunder may be purchased for participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares. If the Company shall, at any time prior to, on or after the Effective Date of the Plan, change its issued Common Stock into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan and the


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maximum number of shares which thereafter may be purchased during any Offering
Period shall be the maximum number of share which, immediately prior to such record date, remained available for purchase under the Plan and under any Offering Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.

                  14. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by the Company or its designated agent and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered. The Plan, and the Company's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

                  15. Change in Control. In order to maintain the participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control the then current Offering Periods shall thereupon end, and the cash credited to all participants' Purchase Accounts shall be applied to purchase shares pursuant to Sections 6 and 7, and the Plan shall immediately thereafter terminate. For purposes of this Section 15, "Change in Control" shall mean:

                      (1) a sale or transfer of all or substantially all of the assets of the Company on a consolidated basis in any transaction or series of related transactions;

                      (2) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the Company is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Company's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization the Company's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of the Company's board of directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of the Company as reasonably determined by the Board;

                      (3) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the holders of the Company's equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by any individual, entity or group (a "Person") other than the Board, including any "person" within the meaning of Section 13(d) of the Exchange Act, for the


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purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or

                      (4) any Person other than KPMG LLP or its affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of the Company generally entitled to vote on the election of directors.

                  16. Committee Rules for Foreign Jurisdictions. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

                  The Committee may also adopt sub-plans applicable to particular Designated Affiliates or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of
Section 5(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

                  17. No Enlargement of Employee Rights. Nothing contained in this Plan shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge any Eligible Employee at any time.

                  18. Governing Law. This Plan, any related agreements (such as an enrollment form), and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the law of the United States, shall be governed by the laws of the state of Delaware and construed in accordance therewith without giving effect to principles of conflicts of law.


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